UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

WEST COAST CAR COMPANY

(Exact name of Registrant as specified in charter)

Delaware	0-51312	54-2155579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Old Millstone Drive, Unit 6, East Windsor, NJ	08520
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 4268996

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 22, 2007, the Board of Directors passed a resolution by unanimous written consent to (i) increase the number of the members of the Board of Directors from two to five and (ii) appoint Messrs Chris W. Wang, Changxin Li and Winfred Lee (collectively, the “New Directors”), with immediate effect, to be directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their earlier death or resignation. The New Directors have also been appointed to serve as the Company’s Audit Committee with Mr. Wang serving as the Chairman of the Audit Committee.

The New Directors shall be compensated as non-employee directors of the Company for all services they perform as directors of the Company, including attendance at Board of Directors meetings and service as members of committees of the Board of Directors to which they are appointed. The details of such compensation are:

1.	an annual compensation of $15,000;

2.	an additional annual compensation of $15,000 if the New Director is qualified, appointed by the Board, assumes the position of and serves as the Chairman of the Audit Committee;

3.	the Company may also grant the New Directors certain options to purchase the Company’s shares, the amount and terms of which shall be determined by the Board of Directors

The New Directors would also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board of Directors and committees on which they would serve.

Set forth below are the brief biographies of the New Directors:

Chris W. Wang

Mr. Chris W. Wang has served as the Chief Financial Officer of Fushi International, Inc. since December 13, 2005. Since March 2005, Mr. Wang also serves as the Chief Financial Officer of Dalian Fushi. Mr. Wang served as an Executive Vice President of Redwood Capital, Inc. from November 2004 to March 2005, with specific focus on providing strategic and financial advisory services to PRC-based clients seeking access to the U.S. capital markets. Mr. Wang previously served as Assistant VP of Portfolio Management at China Century Investment Corporation from October 2002 to September 2004. Prior to that, Mr. Wang worked for Credit Suisse First Boston (HK) Ltd. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester.

Changxin Li

Mr. Li has been the Chief of the Department of Medicine, member of the Credentials Committee and Medical Director of both the Echocardiography Laboratory and Cardiopulmonary Department of the Otsego Memorial Hospital since 2005. He has also been an internist with the Otsego Memorial Hospital since 1995. Mr. Li graduated with an MB from the Weifang (formerly Changwei) Medical College, Weifang, Shandong, China in 1982 and a PhD from the Department of Physiology, University of Alberta, Edmonton, Alberta, Canada in 1990. He is a Fellow of the American College of Physicians (USA).

Winfred Lee

Mr. Lee has been a Contract Administrator with Tenet Healthsystems for South Bay Medical Center, North Hollywood Medical Center, Midway Hospital, Century City Hospital, and Brotman Medical Center from 1997. Mr. Lee graduated with a Bachelor of Science in Business Management from Brigham Young University, Provo, Utah in 1984. He then graduated with a Doctor of Medicine from the Medical College of Wisconsin, Milwaukee, Wisconsin, in 1988 and a Doctor of Jurisprudence from the J. Reuben Clark Law School at Brigham Young University, Provo, Utah, in 1992. Mr. Lee is a member of the California Bar and the Phi Delta Phi Legal Society

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST CAR COMPANY
Date: June 22, 2007
/s/ Qingtai Liu
Qingtai Liu
Chief Executive Officer